CORVAL INTERNATIONAL INC.

April 21, 2003

Mr. Paul Stark
President
The BioBalance Corporation
16 East 34th Street
New York, NY 10016
E-MAIL paul@thebiobalancecorp.com

Dear Paul:

This letter confirms the engagement of CORVAL INTERNATIONAL INC. ("CII"), as a financial advisor to The Bio Balance Corp., a Delaware corporation (the "Company") which is a wholly-owned subsidiary of New York Health Care Inc., a New York corporation ("NYHC"), for a period of twelve months (unless terminated by either side with 60 days notice) commencing upon your acceptance of this letter. In this regard, the parties agree to the following terms and conditions:

1. Engagement. The Company hereby engages and retains CII as a financial advisor for and on behalf of the Company to perform the Services as defined in Section 2, "Services." This agreement applies only to the business of the Company, and not to the home care business of NYHC. CII hereby accepts this engagement on the terms and conditions set forth in this agreement.

Services. In connection with its engagement pursuant to this agreement, CII agrees to perform the following services for the Company:

a. Consulting Services. As requested from time to time by the Company, CII shall provide financial consulting services and advice to the Company pertaining to the Company's business affairs. Without limiting the foregoing, CII will assist the Company in developing, studying and evaluating a financing plan, strategic and financial alternatives, and merger and acquisition proposals and will assist in negotiations and discussions pertaining thereto. Additionally, CII will assist the Company in preparing an offering document or presentation materials describing the Company, its operations, its historical performance and future prospects. CII will also provide such other financial advisory and investment banking services as may be mutually agreed upon by CII and the Company.

b. Business Combinations. Upon request, CII will use its best efforts to coordinate the introduction of the Company to one or more individuals, firms or other entities (the "Candidates") that may have an interest in pursuing some form of Business Combination with the Company and in analyzing, structuring, negotiating and effecting such a Business Combination. As used in this letter, the term "Business Combination" means (i) any merger, consolidation, reorganization or other business combination pursuant to which any portion of the business of the Company is combined with that of another entity, including without limitation any joint venture, licensing agreement, or product sale or marketing distribution agreement or (ii) the acquisition, directly or indirectly, of beneficial ownership of more than 50% of any class of capital stock of the Company or substantially all of the assets of the Company, involving a Candidate introduced to the Company by CII, or any other entity which utilized the efforts or work product of CII.

3. Best Efforts. In conjunction with its engagement, CII agrees to use its best efforts to:

a. make itself available to the Company's officers, at such mutually agreed upon place and time during normal business hours for reasonable periods of time for the purpose of advising and assisting the Company in preparing reports, summaries, corporate and/or transaction profiles, due diligence packages and/or other material and documentation as shall be necessary, in the opinion of CII, to properly present the Company as an investment opportunity to Candidates. Such availability will be subject to reasonable advance notice and mutually convenient scheduling.

b. aid and assist the Company's management in structuring the nature, extent and other corporate finance parameters of a private placement or other investment offer to be made by the Company or to a Candidate.

c. make itself available for telephone conferences with the Company's principal financial, sales and/or operating officers during normal business hours upon reasonable advance notice and mutually agreed upon dates and times.

d. evaluate proposals and participate in negotiations with Candidates.

e. perform such other corporate financing, investment banking, and similar advisory services related to a Candidate and/or such other aspects of the Company's operations, management or development as the Company's principal executive, financial, sales and/or operating officer(s) may reasonably request consistent with the provisions of this Agreement.

4. Compensation. As compensation for the services rendered by CII to the Company pursuant to this agreement and in addition to the expense allowance set forth in Section 6 ("Expenses") below, the Company shall pay to CII as set forth below:

a. Advisory Services: Within three business days following the execution of this agreement, the CII shall be issued a Warrant to acquire 500,000 shares of the NYHC common stock at an exercise price of $2.50 per share, substantially in the form attached hereto as Exhibit A (the "Warrant Agreement"). The Warrants will expire at the close of business on the one-year anniversary of date of issuance. The shares of NYHC common stock issuable upon the exercise of the Warrant (the "Warrant Shares"), will carry a one time demand registration right and piggyback registration rights, as more fully described in the registration rights agreement (the "Registration Rights Agreement") attached to the Warrant Agreement as Exhibit 3.

b. Business Combination: At the closing of a completed transaction with a Candidate, the Company will pay to CII a fee equal to 4% of the total gross consideration or value attributed to the Business Combination (if introduced by CII). The phrase "total gross consideration or value attributed to the Business Combination" means the total gross:

(i) amount of money and securities or any other compensation or investment that a Candidate pays to the Company or its shareholder and any other non-cash consideration delivered and the amount of all indebtedness of the Company that is assumed by the Candidate,

(ii) purchase price to be paid by a Candidate, or

(iii) value of the transaction to a Candidate, or total gross investment made by the Company in the transaction, if applicable.

5. <u>Representations, Warranties, Covenants and Agreements of CII.</u> CII represents, warrants, covenants and agrees with the Company as follows:

(a) CII is a corporation duly organized, validly existing and in good standing under the laws of Canada, with full power and authority to enter into this Agreement and perform its obligations;

(b) No other person has acted as a consultant or finder for compensation in connection with referral of the Candidate to the Company pursuant to this agreement;

(c) This agreement has been validly and duly authorized, executed and delivered by CII and is a valid, binding and enforceable obligation upon it in accordance with its terms;

(d) CII shall at all times comply with all applicable federal and state laws in connection with the activities of CII pursuant to this Letter, in particular the rules and regulations of the Securities and Exchange Commission ("SEC"), and payment of the compensation to CII will not result in any violation of any applicable federal and state laws, in particular the rules and regulations of the SEC under the Securities Exchange Act of 1934 (the " '34 Act");

(e) No authorization, approval, consent or license of any regulatory body or authority is acquired for the valid execution or delivery of this agreement by CII or, if so required, all such authorizations, approvals, consents or licenses have been obtained and are in full force and effect.

6. Expenses. In addition to the compensation in Section 4, "Compensation" above, The Company agrees to reimburse CII, upon request made from time to time, for its reasonable but only 'pre-authorized' out-of-pocket expenses incurred by CII in connection with its activities under this agreement.

7. Indemnification. CII and the Company agree to indemnify and hold each other and their respective affiliates, control persons, officers, employees, attorneys and agents (collectively the "Indemnified Person(s)") harmless from and against any and all losses, claims, damages, expenses or liabilities, joint or several whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), as such are incurred, to which the respective Indemnified Persons may become subject arising out of or based upon:

(a) any other person or firm claiming compensation as a consultant or finder in connection with any Candidate referred by CII to the Company pursuant to this agreement; or

(b) any transaction arising out of any Business Combination, or the engagement of CII pursuant to, and the performance by CII of, the services contemplated by this agreement, or any alleged violation of any law or rule or regulation relating to the offer or sale or research or recommendation of a transaction, or any untrue statement or alleged untrue statement of a material fact made in connection with the performance of this agreement, or based upon written information furnished by the Company or CII, as the case may be, in any jurisdiction, or the omission or alleged omission there from of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such violation, statement or omission was made in reliance upon and in conformity with information furnished by or on behalf of such Indemnified Person. The indemnity shall not apply, however, in the event a court of competent jurisdiction has made a final determination that the Indemnified Person engaged in gross recklessness, willful misconduct or any unlawful act in the performance of this agreement which gave rise to the loss sought to be indemnified; provided, however, that pending such final court determination the indemnification and reimbursement provisions of this paragraph shall apply and the indemnifying party shall perform its obligations hereunder to reimburse the

Indemnified Person for their losses, claims, damages or liabilities, legal fees and expenses. The provisions of the indemnity provided for in this paragraph shall survive the termination of this agreement and shall be in addition to any liability which an Indemnified Person may have at common law or otherwise.

(c) If the indemnification of an Indemnified Person provided for in this agreement is for any reason held unenforceable, the other party agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and CII, on the other hand; provided, however, that in no event shall CII be required to contribute an aggregate amount in excess of the aggregate fees actually paid to CII under this agreement. The Company and CII each agree that it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provision of this agreement (whether or any Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

8. Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given, effective upon receipt, if mailed or transmitted by any confirmed standard form of telecommunication to the parties at their respective addresses as set forth on this agreement or as subsequently designated by them in writing. Copies of all notices to the Company shall be simultaneously given to William J. Davis, Esq., Scheichet& Davis, P.C., 800 Third Avenue - 29th Floor, New York, NY 10022, fax (212) 371-7634, e-mail william@scheichetdavis.com.

9. Parties. This agreement shall inure solely to the benefit of and shall be binding upon, the parties and their respective successors and assigns and, except as otherwise specifically provided for herein, no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this agreement or any provisions herein contained.

10. Construction and Jurisdiction. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law or conflict of laws principles. The New York state and federal courts in New York shall have jurisdiction over any and all disputes arising out of or related to this agreement.

11. Counterparts. This agreement may be executed in any number of counterparts, including confirmed fax transmission, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

12. Entire Agreement; Amendments. This agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. This agreement may not be amended except in a writing signed by CII and the Company.

13. Independent Contractor. The Company acknowledges that CII has been retained to act solely as a financial advisor to the Company. In such capacity, CII shall act as an independent contractor, and any duties of CII arising out of its engagement pursuant to this agreement shall be owed solely to the Company.

14. Term and Termination. This agreement shall be effective upon its execution and shall remain in effect for up to twelve (12) months from the date hereof. Either the Company or CII may terminate CII's engagement and responsibilities hereunder with a 60-day advance written notice. However, no termination of this agreement shall in any way effect the right of CII to receive any of the fees or unbilled disbursements earned thru the termination date, for the services rendered hereunder. In addition, Section 5, "Indemnification," Section 8, "Independent Contractor," Section 10 "Construction and Jurisdiction," Section 11, "Counterparts" and Section 12, "Entire Agreement; Amendments," shall survive any termination of this agreement.

Sincerely,

Alfred G. Packer
Managing Director

Agreed and Accepted on behalf of the Company.

____

4/21/03
Date

THIS WARRANT AND THE SHARES OF COMMON STOCK WHICH MAY BE ISSUED UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD IN CONTRAVENTION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE LAWS OR THE RESTRICTIONS CONTAINED IN THIS WARRANT.

WARRANT TO PURCHASE
500,000 SHARES OF NEW YORK HEALTH CARE, INC.

THIS WARRANT CERTIFIES THAT, for value received, CORVAL INTERNATIONAL INC., a Canadian corporation ("CII"), or registered assigns, is entitled to purchase from NEW YORK HEALTH CARE, INC., a New York corporation (the "Company"), at any time after the date hereof to and including 5:00 p.m. New York time on the one year anniversary of the issuance date, Five Hundred Thousand (500,000) fully paid and non-assessable shares of the Common Stock, par value $.01 per share (the "Common Stock"), of the Company.

I. Method of Exercise; Payment; Price; Issuance of New Warrant; Transfer and Exchange. This Warrant (the "Warrant") may be exercised by the holder hereof, during any period set forth above, in whole or in part (but not as to a fractional share of Common Stock), by the surrender of this Warrant, together with the exercise form attached hereto as Exhibit "1" (the "Exercise Form") duly completed and signed, at the principal office of the Company, and by payment to the Company of the Warrant Price: (a) in cash, certified check or wire transfer; (b) by delivery to the Company of shares of Common Stock (which may include restricted shares); (c) any combination of cash and Common Stock or (d) such other consideration as the Company deems appropriate and in compliance with applicable law. In the event that any shares of Common Stock shall be transferred to the Company to satisfy all or any part of the purchase price, the part of the purchase price deemed to have been satisfied by such transfer of shares of Common Stock shall be equal to the product derived by multiplying the fair market value (i.e., the closing bid price) as of the date of exercise times the number of shares of Common Stock transferred to the Company.

For the purposes of this Warrant, the Warrant may be exercised at the times and at the prices (the "Warrant Price") as follows:

First Tranche: Vested immediately on the effective date of that certain Business Advisory Agreement between CORVAL INTERNATIONAL INC. and The Bio Balance Corp., a wholly-owned subsidiary of New York Health Care, Inc. (the "Effective Date")	250,000 shares @ $2.50 per share
Second Tranche: Vested 90 days after the Effective Date, but only if the Business Advisory Agreement has not been terminated on or prior to the 90th day pursuant to the provisions of paragraph 14 thereof.	250,000 shares @ $2.50 per share

The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid shall have been made. In the event of any exercise of this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the holder hereof within a reasonable time after this Warrant shall have been so exercised. Unless this Warrant has expired, a new warrant representing the right to purchase the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the holder hereof at such time.

This Warrant shall be transferable only on the books of the Company maintained at its principal office upon delivery thereof by the holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer, together with the form of the assignment, attached hereto as Exhibit "2" (the "Assignment Form") duly completed and signed.

2. Stock Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock shall, upon issuance pursuant to the exercise of this Warrant and payment of the Warrant Price, be fully paid and nonassessable and free from all liens and encumbrances with respect to the issuance thereof, except for liens and encumbrances which may have been incurred by CII or the holder hereof. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved, for the purpose of the issuance upon exercise of this Warrant, at least the maximum number of shares of Common Stock as are issuable upon the exercise of this Warrant.

3. Adjustment of Warrant Price and Number of Shares of Common Stock. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as follows:

(a) If the Company shall subdivide its outstanding shares of Common Stock, then the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior thereto, shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which it would have owned or have been entitled to receive after the occurrence of any of the events described above, had such Warrant been exercised immediately prior to the occurrence of such event (or any record date with respect thereto). An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for such event.

(b) No adjustment in the number of shares of Common Stock purchasable under this Warrant shall be required unless the adjustment would require an increase of at least one percent in the number of shares of Common Stock purchasable upon the exercise of this Warrant. Any adjustments which by reason of this paragraph (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3 shall be made to the nearest onehundredth of a share or to the nearest cent, as the case may be.

(c) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, the Warrant Price per share of Common Stock payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock purchasable immediately after such adjustment.

(d) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant or the Warrant Price of such shares of Common Stock is adjusted, the Company shall promptly mail by first class mail, postage prepaid, to the holder of this Warrant notice of such adjustment or adjustments, together with a certificate setting forth the number of shares of Common Stock purchasable upon the exercise of this Warrant and the Warrant Price of the shares of Common Stock after the adjustment, a brief statement of the facts requiring such an adjustment, and the computation by which such adjustment was made.

(e) For the purpose of this Section 3, the term "shares of Common Stock" means the Common Stock of the Company of the class authorized at the date of this Warrant and stock of any other class into which such presently authorized shares of Common Stock may be changed and any other shares of stock of the Company which do not have priority in the payment of dividends or upon liquidation over any other class of stock. In the event that at any time, as a result of an adjustment made pursuant to this Section 3, the holders of this Warrant become entitled to purchase any shares of Common Stock or other securities of the Company other than shares of Common Stock, thereafter the number of such other shares or other securities so purchasable upon exercise of this Warrant and the Warrant Price of such shares or other securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 3 and the provisions of this Section 3 and all other applicable sections of this Warrant shall apply on like terms to any such other shares or securities.

(f) Except as provided in paragraphs (a) through (e), no adjustment for any dividends, or any distribution or sale of securities, shall be made during the term of this Warrant or upon the exercise of this Warrant.

(g) In case of any capital reorganization, or any reclassification of the shares of Common Stock of the Company, or in case of the consolidation or merger of the Company with or into any other corporation or the sale, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company to any other corporation, the Company or such successor or purchasing corporation, as the case may be, shall execute with the holder of this Warrant an agreement to the effect that this Warrant shall, after such capital reorganization, reclassification, consolidation, merger or sale, lease, conveyance or other disposition, be exercisable into the kind and amount of shares of stock or other securities or property (including cash) to which the holder of the number of shares of Common Stock deliverable (immediately prior to the happening of such capital reorganization, reclassification, consolidation, merger, sale, lease, conveyance or other disposition) upon exercise of a Warrant would have been entitled upon the happening of such event. The Company shall mail by first class mail, postage prepaid, to the holder of this Warrant a notice of any event requiring such agreement at least 30 days prior to the effective date of such event. Such agreement shall provide for all appropriate adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this paragraph (g) shall also apply to successive reorganizations, reclassifications, consolidations, mergers, sales, leases, conveyances and other dispositions.

(h) Irrespective of any adjustments in the Warrant Price or the number or kind of shares or other securities purchasable upon the exercise of this Warrant, the Warrant theretofore or thereafter issued may continue to express the same price and number and kind of shares of Common Stock as are stated in this Warrant.

(i) The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If any fraction of a share would, except for the provisions of this Section 3, be issuable on the exercise of this Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the current market price per share of Common Stock, multiplied by such fraction.

4. Registration Rights. This Warrant shall entitle the holder hereof to certain registration rights with respect to the shares of Common Stock issuable upon the exercise hereof, in accordance with the terms, and subject to the conditions, of that certain Registration Rights Agreement in the form attached hereto as Exhibit "3".

5. No Shareholder Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

6. Gender and Number. As used herein, the use of any of the masculine, feminine, or neuter gender and the use of singular or plural numbers shall include any or all of the other, wherever and whenever appropriate in the context.

7. Notices. Except as otherwise provided herein, any notice pursuant to this Warrant by the Company or any Holder of the Warrant shall be in writing and shall be deemed to have been duly given when personally delivered or five days after such notice is mailed by certified mail, return receipt requested, postage prepaid (a) if to the Company, to The Bio Balance Corp., 16 East 34th Street, New York, NY 10016, Attention Paul Stark, President, and to New York Health Care, Inc., 1850 McDonald Avenue Brooklyn New York 11223, Attention: Jerry Braun, President; and (b) if to the Holder of this Warrant, to Corval International Inc. 86A Ellersile Avenue Toronto Ontario M2N1X8, Attention Alfred G. Packer, President, or to such other address as it may be changed from time to time on the books of the Company by written notice. Copies of all notices to the Company shall be simultaneously given to William J. Davis, Esq., Scheichet& Davis, P.C., 800 Third Avenue - 29th Floor, New York, NY 10022, fax (212) 371-7634, e-mail william@scheichetdavis.com. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

8. Benefits. Nothing in the Warrant shall be construed to give to any person or corporation other than the Company and the holder of this Warrant any legal or equitable right, remedy, or claim hereunder; but this Warrant shall be for the sole and exclusive benefit of the Company and the holder of this Warrant.

9. Investment. The Holder hereof covenants and agrees that this Warrant has been taken for investment and for its own account and not with a view towards resale or distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

10. Exchange. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender.

11. Applicable Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law

or conflict of laws principles. The New York state and federal courts in New York shall have jurisdiction over any and all disputes arising out of or relater to this Warrant..

DATED as of April 21, 2003

NEW YORK HEALTH CARE, INC.

By: [signature]
Name: JERRY BRAUN
Title: PRESIDENT & CEO

EXHIBIT 1

EXERCISE FORM

(To be Executed by the Registered Holder
to Exercise the Rights to Purchase
Common Shares Evidenced by the Warrant)

New York Health Care, Inc.

____

____

Attention: _______________

The undersigned hereby irrevocably subscribes for _________ shares of your Common Stock pursuant to and in accordance with the terms and conditions of that certain Warrant dated as of April 21, 2003, and herewith makes payment of $__________ therefor, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below. The undersigned further requests that if the number of shares subscribed for herein shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the shares purchasable hereunder be delivered to the undersigned.

Name:________________________________

Signed:_______________________________

Address:______________________________

____

Dated:________________________________

EXHIBIT 2

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ________________________________ hereby sells, assigns and transfers unto ________________________________, ______________ of the ____________ Warrants represented by the within Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint the Company the undersigned's attorney to transfer said Warrant on the books of such Company with full power of substitution in the premises.

Dated:______________________________,

Name of Existing Warrant Holder:______________________________

Social Security or Federal Tax ID Number:______________________________

Address:______________________________

Signature:______________________________

Name of New Warrant Holder:______________________________

Social Security or Federal Tax ID Number:______________________________

Address:______________________________

Signature:______________________________

(A qualified Medallion Guarantee of the transferor's signature must appear below)

EXHIBIT 3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of April 21, 2003, by and between New York Health Care, Inc., a New York corporation with its principal offices in New York, NY (the "Company"), and CORVAL INTERNATIONAL INC a Canadian corporation with its registered offices in Montreal Canada ("CII").

The parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby agree as follows:

1. **Definitions.** The following terms have the following meanings:

(a) "Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(b) "Commission" means the Securities and Exchange Commission.

(c) "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

(d) "Registrable Securities" means any Warrant Shares (as defined herein), of the Company owned by CII or its assigns.

(e) "Registration," "register" and like words mean compliance with all of the laws, rules and regulations (federal, state and local), and provisions of agreements and corporate documents pertaining to the public offering of securities, including registration of any public offering of securities on any form under the Act.

(f) "Warrant Shares" means any shares of Common Stock of the Company received by CII in connection with the exercise of the Common Stock Purchase Warrant (the "Warrant") of even date herewith given by the Company to CII or any new warrant given to CII pursuant to the terms of such warrant.

2. **(a) Piggyback Registration.** At any time following the date hereof and prior to the Registration of all of the Warrant Shares, and subject to the other provisions of this Agreement, the Company shall advise CII by written notice at least ten (10) days prior to the filing of any registration statement under the Act by the Company (other than a registration statement on Form S-4, Form S-8 or subsequent similar forms), and will upon the provision of written notice from CII as described below include in any such registration statement such information as may be required to permit a public offering of the Registrable Securities desired to be registered by CII. If CII desires to have its Registrable Securities included in such registration statement, it must so advise the Company in writing within five (5) days after the date of receipt of the Company's notice of registration, setting forth the amount of Registrable Securities for which registration is requested; provided, however, that if the sole underwriter or managing underwriters advise the Company that the inclusion in the offering of securities proposed to be sold by CII would adversely affect the ability of the Company to complete the offering, then the Company shall have the right to reduce the number of shares for which CII is seeking registration on a pro rata

basis with all other selling shareholders seeking registration in any such registration statement.

(b) **Demand Registration Rights.** In the event that the Warrant Shares are excluded from registration as described in 2(a) above (the "initial registration"), the Company will at its own expense file a registration statement at the next earliest practicable date not later than 90 days following completion of that offering and include the Warrant Shares (the "Demand Registration"). Such registration statement may be a post effective amendment, registration under Form S-3 or any other registration process available to it under the then existing SEC guidelines. In the event the Demand Registration is not filed by the 90th day following the completion of the offering included in the initial registration, the Company agrees that it will then be in default under the terms of this Agreement. The holder of the Warrant Shares shall have all rights and remedies available to him to seek damages as well as to seek specific performance.

3. **Information to be Furnished by CII.** CII shall furnish to the Company in writing all information within its possession or knowledge required by the applicable rules and regulations of the Commission and by any applicable state securities or blue sky laws concerning CII, the proposed method of sale or other disposition of the shares of Common Stock being sold by CII in such offering, and the identity of and compensation to be paid to any proposed underwriter or underwriters to be employed in connection with such offering.

4. **Costs and Expenses.** The Company shall pay all costs and expenses in connection with the Registration under this Agreement; provided, however, that CII and the holder shall bear the fees and expenses of its own counsel and accountants and any selling expenses relating to Registrable Shares registered on behalf of CII or the holder in connection with such offering, including without limitation, any transfer taxes, underwriting discounts or commissions.

5. **Notices.** All notices and other communications provided for hereunder must be in writing and shall be deemed to have been given on the same day when personally delivered or sent by confirmed facsimile transmission or on the next business day when delivered by receipted courier service or on the third business day when mailed with sufficient postage, certified mail, return receipt requested, to the following addresses: (a) if to the Company, to The Bio Balance Corp., 16 East 34th Street, New York, NY 10016, Attention Paul Stark, President, and to New York Health Care, Inc., 1850 McDonald Avenue Brooklyn New York 11223, Attention: Jerry Braun, President; and (b) if to the Holder of this Warrant, to Corval International Inc. : 86A Ellersile Avenue Toronto Ontario M2N1X8, Attention Alfred G. Packer , President, or to such other address as it may be changed from time to time on the books of the Company by written notice. Copies of all notices to the Company shall be simultaneously given to William J. Davis, Esq., Scheichet& Davis, P.C., 800 Third Avenue - 29th Floor, New York, NY 10022, fax (212) 371-7634, e-mail william@scheichetdavis.com. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

7. **Entire Agreement; Modification of Agreement; Consents.** This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Changes in or additions to this Agreement may be made and/or compliance with any covenant or condition herein set forth may be omitted only upon written consent of all the parties hereto.

8. **Successors and Assigns.** This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, transferees and assigns.

9. **Governing Law.** This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law or conflict of laws principles. The New York state and federal courts in New York shall have jurisdiction over any and all disputes arising out of or relating to this Agreement.

10. **Counterparts.** This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

NEW YORK HEALTH CARE, INC.

By: [signature]

Name: JERRY BRAUN

Its: President & COO

CORVAL INTERNATIONAL INC

By: [signature]

Name:

Its: [signature]